UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND IV, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-17549	59-2854435
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund IV, Ltd. (“the Partnership”) identified for sale and sold its property in Oak Ridge, Tennessee. The Partnership’s property in Holland, Michigan was identified for sale at December 31, 2003 by Holland Joint Venture and was sold during the nine months ended September 30, 2004. Holland Joint Venture was not consolidated by the Partnership at December 31, 2003.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Holland Joint Venture, Auburn Joint Venture, Cocoa Joint Venture, and Kingsville Real Estate Joint Venture, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 sale of the properties listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, expenses and the aggregate gain from the sale of the properties listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interests in Holland Joint Venture, Auburn Joint Venture, Cocoa Joint Venture, and Kingsville Real Estate Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the sale of properties and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements.

This Report on Form 8-K updates Items 6, 7, 8, 15 (a)(1) and 15 (a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the properties identified for sale during 2004 as discontinued operations and to account for the Partnership’s interests in Holland Joint Venture, Auburn Joint Venture, Cocoa Joint Venture, and Kingsville Real Estate Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number
Selected Financial Data	4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	5-11

Financial Statements and Financial Statement Schedules	11-35

Signatures	36

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing operations (2):
Revenues	$1,543,567	$1,553,051	$1,724,297	$1,973,641	$2,218,584
Equity in earnings of unconsolidated joint ventures	123,425	122,158	88,983	38,807	100,599
Income from continuing operations (1)	1,109,577	1,112,806	889,931	1,937,233	1,572,433
Discontinued Operations (2):
Revenues	222,033	375,388	362,353	304,910	415,858
Income (loss) from and gain on disposal of discontinued operations (4)	198,604	4,639	199,163	141,077	254,926
Net income	1,308,181	1,117,445	1,089,094	2,078,310	1,827,359
Income (loss) per unit:
Continuing operations	$18.49	$18.55	$14.83	$32.29	$26.21
Discontinued operations	3.31	0.07	3.32	2.35	4.25

	$21.80	$18.62	$18.15	$34.64	$30.46

Cash distributions declared (3)	$2,691,900	$2,095,788	$3,147,894	$5,050,000	$2,400,000
Cash distributions declared per unit (3)	45.00	35.00	52.00	84.00	40.00
At December 31:
Total assets	$13,855,436	$15,252,012	$16,226,020	$18,325,028	$21,557,720
Partners’ capital	12,374,807	13,758,526	14,736,869	16,795,669	19,767,359

(1)	Years ended December 31, 2003, 2001 and 2000 includes $30,800, $178,817 and $439,132, respectively, for provisions for write-down of assets. Income for the years ended December 31, 2001 and 2000 includes $120,872 and $92,397, from losses on the sale of assets. Income for the years ended December 31, 2000 includes $1,134,692 from gains on the sale of assets.

(2)	Certain items in the prior year’s financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total net income. The results of operations relating to properties that were either disposed of or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004 are reported as discontinued operations. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations.

(3)	Distributions for the years ended December 31, 2003, 2001 and 2000 include special distributions to the Limited Partners of $650,000, $1,050,000 and $2,800,000, respectively, in net sales proceeds from the sale of two, two, and four Properties in 2003, 2001, and 2000, respectively.

(4)	The year ended December 31, 2003 includes a gain on the disposal of discontinued operations of $107,039 and a provision for write-down of assets of $36,000. The year ended December 31, 2002 includes a provision for write-down of assets of $210,000.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8. hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on November 18, 1987, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of selected national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). Substantially all of the leases are triple-net leases, with the lessees generally responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $20,300 to $126,600. The majority of the leases provide for percentage rent, based on sales in excess of a specified amount. In addition, some of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase.

As of December 31, 2003, the Partnership owned 21 Properties directly and as of December 31, 2002 and 2001, 24 Properties directly. In addition, the Partnership owned seven Properties indirectly through joint venture or tenancy in common arrangements as of December 31, 2003 and 2002, and eight Properties as of December 31, 2001.

Capital Resources

For the years ended December 31, 2003, 2002 and 2001, cash from operating activities was $1,705,063, $1,904,943 and $1,858,199, respectively. The decrease in cash from operating activities during the year ended December 31, 2003, as compared to 2002, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues resulting from the sales of Properties and changes in operating and Property related expenses. The increase in cash from operating activities during 2002, as compared to 2001, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

In November 2000, the Partnership sold its Property in Topeka, Kansas to a third party and received net sales proceeds of approximately $496,400. In January 2001, the Partnership distributed $450,000 of the net sales proceeds from the sale of this Property as a special distribution to the Limited Partners and used the remaining net proceeds to pay Partnership liabilities.

During 2001, the Partnership sold its Properties in Corpus Christi, Texas, and Palm Bay, Florida, and received net sales proceeds of approximately $679,900, resulting in losses of $120,872. In connection with the sale, the Partnership incurred deferred, real estate disposition fees of $21,023. In October 2001, the Partnership distributed $600,000 of the net sales proceeds from the sales of these Properties as a special distribution to the Limited Partners and used the remaining net proceeds to pay Partnership liabilities.

In January 2002, Titusville Joint Venture, in which the Partnership owned a 26.6% interest, sold its Property to a third party and received net sales proceeds of approximately $165,600 resulting in a gain of approximately $4,900 to the joint venture. This Property was identified for sale as of December 31, 2001. The Partnership and the joint venture partner dissolved the joint venture in accordance with the joint venture agreement and the Partnership received approximately $42,000 representing its pro rata share of the joint venture’s liquidating distribution. No gain or loss was recorded relating to the dissolution of the joint venture. The Partnership used the majority of the liquidation proceeds to pay liabilities of the Partnership.

In February 2003, the Partnership sold the property in Portland, Indiana and received net sales proceeds of approximately $776,100, resulting in a gain on disposal of assets of approximately $129,400. In connection with the sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of approximately $24,000.

In March 2003, the Partnership sold the Property in Richmond, Virginia and received net sales proceeds of approximately $922,700, resulting in a loss on disposal of assets of approximately $22,400. The Partnership had recorded a provision for write-down of assets, of $37,000, relating to this property in the previous year in anticipation of the sale of the property. In connection with the sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of $28,500.

In July 2003, the Partnership sold the property in Maywood, Illinois to the tenant and received net sales proceeds of approximately $346,000. Because the Partnership recorded a provision for write-down of assets of $36,000 during the year ended December 31, 2003, no gain or loss on disposal of assets was recognized relating to this sale. The provision represented the difference between the carrying value of the property and its estimated fair value. In connection with the sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of $10,500.

In December 2003, the tenant of the Property in Kingsville, Texas, owned by Kingsville Real Estate Joint Venture, in which the Partnership has a 68.87% interest and accounts for under the consolidation method, did not exercise its option to renew its lease. The lease expired in January 2004.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Under its partnership agreement, the Partnership is prohibited from borrowing for any purpose; provided, however, that the General Partners or their affiliates are entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their affiliates on behalf of the Partnership. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,367,889 invested in cash and cash equivalents as compared to $421,415 at December 31, 2002. At December 31, 2003, these funds were held in a demand deposit account at a commercial bank. The increase at December 31, 2003, as compared to December 31, 2002, is primarily a result of the Partnership holding a portion of the proceeds from the sale of the Property in Richmond, Virginia and the net proceeds from the sale of the Property in Maywood, Illinois, pending the Partnership’s use of such funds to pay its expenses or to make distributions to the limited partners. As of December 31, 2003, the average interest rate earned by the Partnership on the rental income deposited in demand deposit accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after the payment of distributions and other liabilities, will be used to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners do not believe that working capital reserves are necessary at this time. In addition, because the leases for the Partnership’s Properties are generally on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and anticipated future cash from operations and net sales proceeds from the sale of Properties, the Partnership declared distributions to the Limited Partners of $2,691,900, $2,095,788, and $3,147,894, for the years ended December 31, 2003, 2002 and 2001, respectively. This represents distributions of $45, $35 and $52 per Unit for the years ended December 31, 2003, 2002 and 2001, respectively. Distributions for the year ended December 31, 2003 and 2001, included $650,000 and $1,050,000, respectively, in special distributions, as a result of the distribution of net sales proceeds from the sale of several Properties. These special distributions, in 2003 and 2001, were effectively a return of a portion of the Limited Partners’ investment, although, in accordance with the Partnership agreement, $650,000 and $989,873, respectively, was applied toward the Limited Partners’ 10% Preferred Return. The remaining balance of $60,127, from the 2001 special distribution was treated as a return of capital for purposes of calculating the Limited Partners’ 10% Preferred Return. As a result of the return of capital, the amount of the Limited Partners’ invested capital contributions (which generally is the Limited Partners’ capital contributions, less distributions from the sale of a Property that are considered to be a return of capital) was decreased; therefore, the amount of the Limited Partners’ invested capital contributions on which the 10% Preferred Return is calculated was lowered accordingly. The reduced number of Properties for which the Partnership receives rental payments reduced the Partnership’s revenues. The decrease in Partnership revenues, combined with the fact that a significant portion of the Partnership’s expenses are fixed in nature, resulted in two decreases in cash distributions to the Limited Partners commencing the quarters ended September 30, 2001 and March 31, 2003. No distributions were made to the General Partners for the years ended December 31, 2003, 2002 and 2001. No amounts distributed to the Limited Partners for the years ended December 31, 2003 and 2002, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $11,194 and $12,878, respectively, to affiliates for operating expenses, accounting and administrative services, and management fees. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. In addition, during the year ended December 31, 2003, the Partnership incurred $62,959 in real estate disposition fees due to an affiliate as a result of its services in connection with the sale of three Properties. The payment of such fees is deferred until the Limited Partners have received the sum of their 10% Preferred Return and their adjusted capital contributions.

Other liabilities, including distributions payable, decreased to $598,875 at December 31, 2003, from $642,136 at December 31, 2002. The decrease is primarily a result of a decrease in real estate taxes payable. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Rental revenues from continuing operations were $1,441,171 for the year ended December 31, 2003 as compared to $1,459,817 in the same period in 2002, decreasing slightly as a result of amendments to the leases of two Properties.

During the years ended December 31, 2003 and 2002, the Partnership also earned $97,240 and $78,944, respectively, in contingent rental income. The increase in contingent rental income during 2003, as compared to 2002, was due primarily to an increase in the reported gross sales of several of the restaurants with leases that require the payment of contingent rental income.

During the years ended December 31, 2003 and 2002, the Partnership earned $123,425 and $122,158, respectively, attributable to the net income earned by unconsolidated joint ventures, respectively.

During 2003, three lessees of the Partnership, Shoney’s, Inc., Tampa Foods, L.P. and Denny’s, Inc., each contributed more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint ventures and the Properties held as tenants-in-common with affiliates of the General Partners). As of December 31, 2003, Shoney’s, Inc. was the lessee under leases relating to three restaurants, Tampa Foods, L.P. was the lessee relating to two restaurants and Denny’s, Inc. was the lessee relating to three restaurants. It is anticipated that, based on the minimum rental payments required by the leases, Shoney’s, Inc. and Tampa Foods, L.P., each will continue to contribute more than ten percent of the Partnership’s total rental revenues in 2004. In addition, three Restaurant Chains, Pizza Hut, Denny’s, and Wendy’s, each accounted for more than ten percent of total rental revenues in 2003 (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint ventures and the Properties held as tenants-in-common with affiliates of the General Partners). In 2004, it is anticipated that these three Restaurant Chains each will continue to account for more than ten percent of the total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or these Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is unable to re-lease the Property in a timely manner.

During the years ended December 31, 2003 and 2002, the Partnership earned $5,156 and $14,920, respectively, in interest and other income. Interest and other income during 2002 was higher because the Partnership received and recorded as income proceeds received from the right of way taking relating to a parcel of land on its Property in Streator, Illinois.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets were $536,569 and $532,265, for the years ended December 31, 2003 and 2002, respectively. Operating expenses were higher in 2003, primarily as a result of the recording of a provision for write-down of assets in the amount of $30,800 relating to the Property in Kingsville, Texas, because the tenant of the Property did not exercise its option to renew its lease which expired in 2004. The provision represented the difference between the carrying value of the Property and its estimated fair value. The increase during 2003, as compared to the same period in 2002, was offset by a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties. The increase during 2003 was also due to an increase in state tax expenses relating to several states where the Partnership conducts business.

During the year ended December 31, 2003, the Partnership identified for sale three Properties, located in Portland, Indiana; Richmond, Virginia; and Maywood, Illinois, which were classified as Discontinued Operations in the accompanying financial statements. In connection with the sale of these Properties, the Partnership received aggregate net sales proceeds of approximately $2,044,700, resulting in an aggregate net gain on disposal of assets of $107,000. In anticipation of the sale of the Property in Richmond, Virginia the Partnership had recorded a provision for write-down of assets in the previous year. The Partnership had recorded a provision for write-down of assets of $36,000 during 2003 in anticipation of the sale of the Property in Maywood, Illinois. In addition, the Partnership had recorded a provision for write-down of assets relating to this Property in a previous year. The provisions represented the difference between the carrying value of the Property and its estimated fair value at the end of each period. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $8,037 during 2003 and a net rental loss (Property related expenses and provision for write-down of assets in excess of rental revenues) of $82,805 during 2002, relating to these three Properties.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $129,744 and $133,201 during the years ended December 31, 2003 and 2002, respectively, relating to one property that was identified for sale during the nine months ended September 30, 2004 and one property, owned by Holland Joint Venture, that was identified for sale by Holland Joint Venture during 2003. The Partnership’s interest in Holland Joint Venture was accounted for under the equity method until the adoption of FIN 46R during 2004, causing it to be accounted for under the consolidation method. The financial results for these Properties are reflected as Discontinued Operations in the accompanying financial statements.

Comparison of the year ended December 31, 2002 to the year ended December 31, 2001

Rental revenues from continuing operations were $1,459,817 for the year ended December 31, 2002 as compared to $1,501,317 in the same period in 2001. The decrease in rental revenues from continuing operations during 2002, as compared to the same period in 2001, was partially attributable to the sale of the Properties in Palm Bay, Florida and Corpus Christi, Texas during 2001. During 2001, the Partnership distributed a portion of the net sales proceeds from the sale of these Properties to the Limited Partners, as a result, rental revenues from continuing operations are expected to remain at reduced amounts.

Rental revenues from continuing operations also decreased during 2002 because the Partnership entered into a new lease relating to the Property in Streator, Illinois. The former lease for this Property, which was scheduled to expire in December 2002, was terminated by the Partnership and the tenant during 2001. In connection therewith, the Partnership received approximately $67,100 in lease termination income in consideration for the Partnership releasing the tenant from its obligations under the lease. The Partnership re-leased this Property to a new tenant with terms substantially the same as the Partnership’s other leases. Rents due under the new lease are lower than rents due under the previous lease; therefore, the Partnership expects that rental revenues in future period will remain at reduced amounts. However, the General Partners do not anticipate that the decrease in rental revenues from continuing operations relating to the new lease will have a material adverse affect on the Partnership’s financial position or results of operations.

During the years ended December 31, 2002 and 2001, the Partnership also earned $78,944 and $77,105, respectively, in contingent rental income.

During the years ended December 31, 2002 and 2001, the Partnership earned $122,158 and $88,983, respectively, attributable to the net income earned by unconsolidated joint ventures, respectively. Net operating results reported by joint ventures were lower during 2001, as compared to the same period in 2002, due to the fact that the tenant of the Property owned by Titusville Joint Venture (in which the Partnership owned a 26.6% interest in the profits and losses of the joint venture) vacated the Property in 1997, and the Partnership incurred expenses, which are of a fixed nature, such as real estate taxes, insurance and maintenance during 2001. In addition, during 2001, the joint venture established a provision for write-down of assets for its Property for approximately $73,800. The provision represented the difference between the Property’s carrying value at December 31, 2001, and its estimated fair value. In January 2002, the joint venture sold this Property. This Property was identified for sale as of December 31, 2001.

During the years ended December 31, 2002 and 2001, the Partnership also earned $14,290 and $78,802, respectively, in interest and other income. Interest and other income during 2001 was higher because the Partnership earned interest on the net sales proceeds received from the sale of Properties pending distribution to the Limited Partners. During 2002, the Partnership received and recorded as income proceeds received from the right of way taking relating to a parcel of land on its Property in Streator, Illinois.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $532,265 and $772,286 for the years ended December 31, 2002 and 2001, respectively. The decrease in operating expenses during 2002, as compared to the same period in 2001, was partially due to a decrease in depreciation expense due to the sale of two Properties in 2001. In addition, the Partnership recorded a provision for doubtful accounts for past due rental amounts relating to the Big Boy’s Property located in Topeka, Kansas, due to financial difficulties the tenant was experiencing. The decrease in operating expenses during 2002, as compared to the same period in 2001, was also partially due to the fact that during 2001, the Partnership incurred expenses such as legal fees, repairs and maintenance, and real estate taxes relating to several Properties with tenants who experienced financial difficulties. In addition, state taxes were higher during 2001, as compared to the same period in 2002, due to the fact that the Partnership incurred additional taxes on gains on sale of assets.

During 2001, the Partnership recorded a provision for write-down of assets of approximately $178,800 relating to the Property in Palm Bay, Florida. The tenant defaulted under the terms of its lease and vacated the Property. The increase in the provision represented the difference between the carrying value of the Property at December 31, 2001, and its estimated fair value.

As a result of the sales of the Properties in Corpus Christi, Texas and Palm Bay, Florida during 2001, the Partnership recognized losses of approximately $120,900 during 2001.

As discussed above, the Properties in Portland, Indiana, Richmond, Virginia and Maywood, Illinois were classified as Discontinued Operations in the accompanying financial statements. In anticipation of the sale of the Property in Richmond, Virginia the Partnership recorded a provision for write-down of assets of $37,000 during 2002. Also, during 2002, the Partnership recorded a provision for write-down of assets of $173,000 relating to the Property in Maywood, Illinois. The provisions represented the difference between the carrying value of the Property and its estimated fair value. The Partnership recognized a net rental loss (Property related expenses and provision for write-down of assets in excess of rental revenues) of $82,805 during 2002 and net rental income (rental revenues less Property related expenses) of $112,399 during 2001, relating to these Properties.

The Partnership recognized income from discontinued operation (rental revenues less property related expenses) of $133,201 and $131,998 during the years ended December 31, 2002 and 2001, respectively, relating to the Oak Ridge, Tennessee and Holland Joint Venture Properties discussed above.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint ventures, Holland Joint Venture, Auburn Joint Venture, Cocoa Joint Venture and Kingsville Real Estate Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund IV, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund IV, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$9,568,276	$9,869,836
Net investment in direct financing leases	580,803	625,312
Real estate held for sale	768,119	2,712,329
Investment in joint ventures	1,270,319	1,305,505
Cash and cash equivalents	1,367,889	421,415
Receivables, less allowance for doubtful accounts of $3,214 in 2003	19,510	21,763
Accrued rental income	265,471	286,158
Other assets	15,048	9,694

	$13,855,435	$15,252,012

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,970	$11,078
Real estate taxes payable	19,419	57,846
Distributions payable	510,475	523,947
Due to related parties	259,296	198,022
Rents paid in advance and deposits	62,011	49,265

Total liabilities	858,171	840,158
Minority interests	622,457	653,328
Partners’ capital	12,374,807	13,758,526

	$13,855,435	$15,252,012

See accompanying notes to financial statements.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$1,363,275	$1,376,572	$1,411,989
Earned income from direct financing leases	77,896	83,245	89,328
Contingent rental income	97,240	78,944	77,105
Lease termination income	—	—	67,073
Interest and other income	5,156	14,290	78,802

	1,543,567	1,553,051	1,724,297

Expenses:
General operating and administrative	213,573	241,328	243,659
Property related	8,652	13,587	43,114
State and other taxes	22,952	14,283	30,350
Depreciation and amortization	260,592	263,067	276,346
Provision for write-down of assets	30,800	—	178,817

	536,569	532,265	772,286

Income before loss on sale of assets and equity in earnings of unconsolidated joint ventures	1,006,998	1,020,786	952,011
Loss on sale of assets	—	—	(120,872)
Minority interest	(20,846)	(30,138)	(30,191)
Equity in earnings of unconsolidated joint ventures	123,425	122,158	88,983

Income from continuing operations	1,109,577	1,112,806	889,931

Discontinued operations
Income (loss) from discontinued operations	137,781	50,396	244,397
Gain on disposal of discontinued operations	107,039	—	—
Minority interest	(46,216)	(45,757)	(45,234)

	198,604	4,639	199,163

Net income	$1,308,181	$1,117,445	$1,089,094

Income (loss) per limited partner unit
Continuing operations	$18.49	$18.55	$14.83
Discontinued operations	3.31	0.07	3.32

	$21.80	$18.62	$18.15

Weighted average number of limited partner units outstanding	60,000	60,000	60,000

See accompanying notes to financial statements.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$557,804	$229,547	$30,000,000	$(36,291,711)	$25,740,029	$(3,440,000)	$16,795,669
Distributions to limited partners ($52 per limited partner unit)	—	—	(60,127)	(3,087,767)	—	—	(3,147,894)
Net income	—	—	—	—	1,089,094	—	1,089,094

Balance, December 31, 2001	557,804	229,547	29,939,873	(39,379,478)	26,829,123	(3,440,000)	14,736,869
Distributions to limited partners ($35 per limited partner unit)	—	—	—	(2,095,788)	—	—	(2,095,788)
Net income	—	—	—	—	1,117,445	—	1,117,445

Balance, December 31, 2002	557,804	229,547	29,939,873	(41,475,266)	27,946,568	(3,440,000)	13,758,526
Distributions to limited partners ($45 per limited partner unit)	—	—	—	(2,691,900)	—	—	(2,691,900)
Net income	—	—	—	—	1,308,181	—	1,308,181

Balance, December 31, 2003	$557,804	$229,547	$29,939,873	$(44,167,166)	$29,254,749	$(3,440,000)	$12,374,807

See accompanying notes to financial statements.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$1,308,181	$1,117,445	$1,089,094

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	302,214	351,288	365,464
Amortization	265	2,478	2,363
Provision for doubtful accounts		—	10,792
Provision for write-down of assets	66,800	210,000	178,817
Loss (gain) on sale of assets	(107,039)	—	120,872
Minority interest	67,062	75,895	75,425
Equity in earnings of joint ventures, net of distributions	35,185	25,256	46,901
Decrease (increase) in receivables	2,253	48,384	(15,406)
Decrease in due from related parties	—	4,531	10,652
Amortization of investment in direct financing leases	44,508	42,242	30,443
Decrease (increase) in accrued rental income	20,664	(2,406)	(14,876)
Decrease (increase) in other assets	(3,553)	5,103	583
Increase (decrease) in accounts payable and accrued expenses	(4,112)	618	(34,818)
Increase (decrease) in real estate taxes payable	(38,426)	375	1,692
Increase (decrease) in due to related parties	(1,685)	8,037	(3,715)
Increase in rents paid in advance and deposits	12,746	15,697	(6,084)

Total adjustments	396,882	787,498	769,105

Net cash provided by operating activities	1,705,063	1,904,943	1,858,199

Cash Flows from Investing Activities:
Proceeds from sale of real estate properties	2,044,709	—	679,894
Liquidating distribution from joint venture	—	41,984	—
Payment of lease costs	—	—	(21,250)

Net cash provided by investing activities	2,044,709	41,984	658,644

Cash Flows from Financing Activities:
Distributions to limited partners	(2,705,372)	(2,095,788)	(3,148,947)
Distributions to minority interest holders	(97,926)	(96,286)	(92,678)

Net cash used in financing activities	(2,803,298)	(2,192,074)	(3,241,625)

Net increase (decrease) in cash and cash equivalents	946,474	(245,147)	(724,782)
Cash and cash equivalents at beginning of year	421,415	666,562	1,391,344

Cash and cash equivalents at end of year	$1,367,889	$421,415	$666,562

See accompanying notes to financial statements.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Deferred real estate disposition fees incurred and unpaid at December 31	$62,959	$—	$21,023

Distributions declared and unpaid at December 31	$510,475	$523,947	$523,947

See accompanying notes to financial statements.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund IV, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records the real estate property acquisitions at cost. The properties are leased to third parties generally on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002 and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $191,900, $202,200, and $193,800, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing method.

Operating method – Real estate property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s investment in the leases. For property leases classified as direct financing leases, the building portions of the majority of property leases are accounted for as direct financing leases while the land portions of these leases are accounted for as operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

The majority of the leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions of the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued or deferred rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their estimated fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is recorded to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership accounts for its 96.10% interest in Auburn Joint Venture, its 57% interest in Cocoa Joint Venture, and its 68.87% interest in Kingsville Real Estate Joint Venture using the consolidation method. Prior to the liquidation of Holland Joint Venture, in 2004, the Partnership accounted for its 51% interest in the joint venture using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of the equity in the joint ventures. All significant intercompany accounts and transaction have been eliminated.

The Partnership’s investments in Warren Joint Venture and properties in Clinton, North Carolina and Zephyrhills, Florida, held as tenants-in-common, are accounted for using the equity method.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Lease Costs – Other assets include brokerage fees associated with negotiating leases and are amortized over the terms of the new leases using the straight-line method.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance – Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior year’s financial statements have been reclassified to conform to 2003 presentation, including a change in presentation of the statement of cash flows from the direct to the indirect method. These reclassifications had no effect on partner’s capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 (“FAS 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its estimated fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interests, and revenues and expenses, of the entities being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$5,583,652	$5,583,652
Buildings	7,809,130	7,839,930

	13,392,782	13,423,582
Less accumulated depreciation	(3,824,506)	(3,553,746)

	$9,568,276	$9,869,836

During the year ended December 31, 2003, recorded a provision for write-down of assets in the amount of $30,800, relating to its property in Kingsville, Texas because the tenant of the property did not exercise its option to renew its lease. The lease expired in January 2004. The provision represented the difference between the carrying value of the Property at December 31, 2003 and its estimated fair value.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$1,394,093
2005	1,410,390
2006	1,413,381
2007	1,413,381
2008	1,340,110
Thereafter	1,840,973

Total	$8,812,328

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$642,767	$765,172
Estimated residual values	223,623	223,623
Less unearned income	(285,587)	(363,483)

Net investment in direct financing leases	$580,803	$625,312

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$122,405
2005	122,405
2006	122,405
2007	122,405
2008	122,405
Thereafter	30,742

$642,767

4.	Investment in Joint Ventures

As of December 31, 2003, the Partnership had a 35.71% interest in the profits and losses of Warren Joint Venture and a 53% and 76% interest in the profits and losses of properties in Clinton, North Carolina and Zephyrhills, Florida, held as tenants-in-common with affiliates of the general partners. The remaining interests in these joint ventures are held by affiliates of the Partnership which have the same general partners. Warren Joint Venture and the Partnership and affiliates, as tenants-in-common, each owns one property.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

The following presents the combined, condensed financial information for the joint ventures and the properties held as tenants-in-common with affiliates at:

	December 31,
	2003	2002
Real estate properties with operating leases, net	$2,504,733	$2,571,633
Cash	21,822	3,519
Receivables	18,000	21,684
Other assets	—	73
Liabilities	17,709	778
Partners’ capital	2,526,846	2,596,131

	Year Ended December 31,
	2003	2002	2001
Revenues	$306,358	$310,923	$296,391
Expenses	(68,035)	(79,340)	(100,046)
Provision for write-down of assets	—	—	(73,750)
Gain on disposal of assets	—	4,901	—

Net income	$238,323	$236,484	$122,595

The Partnership recognized income totaling $123,425, $122,158 and $88,983, for the years ended December 31, 2003, 2002 and 2001, respectively, from these joint ventures.

5.	Discontinued Operations

In February 2003, the Partnership sold the property in Portland, Indiana and received net sales proceeds of approximately $776,100, resulting in a gain on disposal of assets of $129,403. In connection with the sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of $23,959.

In March 2003, the Partnership sold the property in Richmond, Virginia and received net sales proceeds of approximately $922,700, resulting in a loss on disposal of assets of $22,364. The Partnership had recorded a provision for write-down of assets relating to this property in the previous year in anticipation of the sale of the property. In connection with the sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of $28,500.

In July 2003, the Partnership sold the property in Maywood, Illinois to the tenant and received net sales proceeds of approximately $346,000. Because the Partnership recorded a provision for write-down of assets of $36,000 during the year ended December 31, 2003, no gain or loss on disposal of assets was recognized relating to this sale. The provision represented the difference between the carrying value of the property and its estimated fair value. In connection with the sale, the Partnership recorded a deferred, subordinated, real estate disposition fee of $10,500.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations – Continued

During 2003, Holland Joint Venture, in which the Partnership owns a 51% interest and accounts for under the consolidation method, identified for sale its property in Holland, Michigan. During 2004, the Partnership identified for sale its Property in Oak Ridge, Tennessee.

The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements. The operating results of discontinued operations are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$221,805	$374,163	$362,231
Other income	228	1,225	122
Expenses	(48,252)	(114,992)	(117,956)
Provisions for write-down of assets	(36,000)	(210,000)	—

Income (loss) from discontinued operations	$137,781	$50,396	$244,397

6.	Allocations and Distributions

From inception through December 31, 1999, generally, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their 10% Preferred Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners.

Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property not in liquidation of the Partnership was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts, and thereafter, 95% to the limited partners and five percent to the general partners.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions – Continued

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

During each of the years ended December 31, 2003, 2002 and 2001, the Partnership declared distributions to the limited partners of $2,691,900, $2,095,788 and $3,147,894, respectively. Distributions for the year ended December 31, 2003 and 2001 included $650,000 and $1,050,000, respectively, in special distributions, as a result of the distributions of net sales proceeds from the sale of several properties. These special distributions, in 2003 and 2001, were effectively a return of a portion of the limited partners’ investment, although, in accordance with the Partnership agreement, $650,000 and $989,873 respectively, was applied toward the limited partners’ 10% Preferred Return. The balance of $60,127, remaining from the 2001 special distribution, was treated as a return of capital for purposes of calculating the limited partners 10% Preferred Return. As a result of the return of capital, the amount of the limited partners’ invested capital contributions (which generally is the limited partners’ capital contributions, less distributions from the sale of a property that are considered to be a return of capital) was decreased; therefore, the amount of the limited partners’ invested capital contributions on which the 10% Preferred Return is calculated was lowered accordingly. No distributions have been made to the general partners to date.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$1,308,181	$1,117,445	$1,089,094
Effect of timing differences relating to depreciation	(16,263)	649	(5,274)
Provision for write-down of assets	66,800	210,000	178,817
Direct financing leases recorded as operating leases for tax reporting purposes	139,406	143,174	138,741
Effect of timing differences relating to gains/losses on real estate property sales	(27,853)	—	(576,193)
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	13,093	(138,200)	19,091
Effect of timing differences relating to minority interest income of consolidated joint ventures	(118,870)	(101,926)	(124,121)
Effect of timing differences relating to allowance for doubtful accounts	3,215	—	(301,517)
Accrued rental income	20,664	(2,405)	(14,875)
Rents paid in advance	33,630	15,698	8,144
Other	(235)	—	—

Net income for federal income tax purposes	$1,421,768	$1,244,435	$411,907

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.), served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership agreed to pay the Advisor an annual, noncumulative, subordinated management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures, but not in excess of competitive fees for comparable services. These fees are payable only after the limited partners receive their 10% Preferred Return. Due to the fact that these fees are noncumulative, if the limited partners have not received their 10% Preferred Return in any particular year, no management fees will be due or payable for such year. As a result of such threshold, no management fees were incurred during the years ended December 31, 2003, 2002 and 2001.

The Advisor is also entitled to receive a deferred, subordinated, real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. For the years ended December 31, 2003 and 2001, the Partnership incurred $62,959 and $21,023, respectively, in deferred, subordinated, real estate disposition fees as a result of the sales of properties. No deferred, subordinated, real estate disposition fees were incurred for the year ended December 31, 2002.

During the years ended December 31, 2003, 2002 and 2001, the Partnership’s advisor and its affiliates provided accounting and administrative services. The Partnership incurred $123,859, $159,198 and $152,529 for the years ended December 31, 2003, 2002 and 2001, respectively, for such services.

The due to related parties consisted of the following at December 31:

	2003	2002
Accounting and administrative services	$11,193	$12,878
Deferred, subordinated real estate disposition fee	248,103	185,144

	$259,296	$198,022

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, each representing more than ten percent of rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002		2001
Denny’s, Inc.	$261,009	$	N/A	$	N/A
Shoney’s, Inc.	218,202		284,611		279,529
Tampa Foods, L.P.	203,771		207,354		203,277

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than ten percent of rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002	2001
Wendy’s	$349,805	$329,268	$330,682
Denny’s	309,009	315,460	295,272
Pizza Hut	193,002	N/A	212,266
Shoney’s	N/A	237,036	232,325

The information denoted by N/A indicates that for the period presented, the tenant or chain did not represent more than ten percent of the Partnership’s rental revenues.

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any of these lessees or restaurant chains will significantly impact the results of operations of the Partnership.

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing operations (1)(3):
Revenues	$376,893	$374,477	$377,847	$414,350	$1,543,567
Equity in earnings of unconsolidated joint ventures	27,713	28,723	28,546	38,443	123,425
Income from continuing operations	241,654	274,060	279,699	314,164	1,109,577
Discontinued operations (1)(2):
Revenues	85,675	51,314	50,139	34,905	222,033
Income from and gain on disposal of discontinued operations	121,034	28,542	28,192	20,836	198,604
Net income	362,688	302,602	307,891	335,000	1,308,181
Income per limited partner unit:
Continuing operations	$4.03	$4.57	$4.66	$5.23	$18.49
Discontinued operations	2.01	0.47	0.47	0.36	3.31

	$6.04	$5.04	$5.13	$5.59	$21.80

2002 Quarter	First	Second	Third	Fourth	Year
Continuing operations (1):
Revenues	$386,263	$375,074	$401,116	$390,598	$1,553,051
Equity in earnings of unconsolidated joint ventures	28,240	28,194	27,090	38,634	122,158
Income from continuing operations	256,057	258,026	297,888	300,835	1,112,806
Discontinued operations (1)(2):
Revenues	94,756	94,983	96,208	89,441	375,388
Income (loss) from and gain on the disposal of discontinued operations	59,347	54,091	54,438	(163,237)	4,639
Net income	315,404	312,117	352,326	137,598	1,117,445
Income (loss) per limited partner unit:
Continuing operations	$4.27	$4.30	$4.96	$5.02	$18.55
Discontinued operations	0.99	0.90	0.91	(2.73)	0.07

	$5.26	$5.20	$5.87	$2.29	$18.62

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002 and 2001

10.	Selected Quarterly Financial Data - Continued

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

(2)	In December 2002, the Partnership recorded a provision for write-down of assets of $173,000 relating to the property in Maywood, Illinois since the two tenants of this Property were not expected to exercise their option to renew their leases. An additional $36,000 was recorded as a provision for write-down of assets in 2003 in anticipation of the sale of this property. Also, in December 2002, the Partnership recorded a provision for write-down of assets of $37,000 relating to the property in Richmond, Virginia in anticipation of the sale of this property. The provisions represented the difference between the carrying values of the properties and their estimated fair values. Both of these properties were sold during 2003.

(3)	In 2003, the Partnership recorded a provision for the write-down of assets of $30,800 relating to the Property in Kingsville, Texas, because the tenant of the Property did not exercise its option to renew its lease which expired in 2004. The provision represented the difference between the carrying value of the property and its estimated fair value.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encum- brances	Initial Cost		Costs Capitalized Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (c)				Accumulated Depreciation		Date of Con- struction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total
Properties the Partnership has Invested in Under Operating Leases:
Arby’s Restaurants:
Winchester, Indiana	—	$287,769	—	$567,785	—	$287,769	$567,785		$855,554	$260,263		1988	07/88	(b	)
Captain D’s Restaurants:
Alexander City, Alabama	—	120,210	279,689	—	—	120,210	279,689		399,899	140,075		1988	12/88	(b	)
Oak Ridge, Tennessee	—	169,951	281,686	—	—	169,951	281,686		451,637	141,094		1988	12/88	(b	)
Checkers Drive-In Restaurant:
Miami, Florida	—	174,336	—	—	—	174,336	—		174,336	(e	)	—	06/94	(e	)
Chipper’s Grill Restaurant:
Streator, Illinois	—	161,616	650,934	—	—	161,616	650,934		812,550	332,698		1988	08/88	(b	)
Denny’s Restaurants:
Marion, Ohio	—	135,407	334,665	—	—	135,407	334,665		470,072	133,423		1989	10/88	(f	)
Dundee, Michigan	—	251,650	—	372,278	—	251,650	372,278		623,928	188,206		1988	10/88	(b	)
Kingsville, Texas	—	150,742	212,526	—	—	150,742	212,526		363,268	64,031		1988	07/93	(b	)
Golden Corral Buffet and Grill Franklin, Indiana	—	107,560	586,375	—	—	107,560	586,375		693,935	302,963		1988	06/88	(b	)
Green Tea Restaurant:
Tampa, Florida	—	476,755	368,405	—	—	476,755	368,405		845,160	184,273		1987	12/88	(b	)
Jack in the Box Restaurant:
San Antonio, Texas	—	352,957	—	368,702	—	352,957	368,702		721,659	182,301		1989	11/88	(b	)
Kentucky Fried Chicken Restaurant:
Auburn, Massachusetts	—	484,362	—	—	—	484,362	(f	)	484,362	(d	)	1989	05/97	(d	)
Pizza Hut Restaurants:
Memphis, Texas	—	26,510	231,874	—	—	26,510	231,874		258,384	118,190		1985	09/88	(b	)
Carthage, Texas	—	40,444	232,823	—	—	40,444	232,823		273,267	118,678		1981	09/88	(b	)
Crystal City, Texas	—	8,826	178,570	—	—	8,826	178,570		187,396	91,021		1981	09/88	(b	)
Sequin, Texas	—	63,708	184,279	—	—	63,708	184,279		247,987	93,932		1974	09/88	(b	)
Washington, D.C.	—	191,737	—	—	—	191,737	(f	)	191,737	(d	)	1986	01/89	(d	)
Shoney’s Restaurants:
Alexander City, Alabama	—	202,438	428,406	—	—	202,438	428,406		630,844	214,555		1988	12/88	(b	)
Brookhaven, Mississippi	—	312,574	452,601	—	—	312,574	452,601		765,175	226,711		1988	12/88	(b	)
Auburn, Alabama	—	363,432	426,123	—	—	363,432	426,123		789,555	213,455		1988	12/88	(b	)
Taco Bell Restaurant:
Edgewood, Maryland	—	440,355	—	523,478	—	440,355	523,478		963,833	259,556		1989	10/88	(b	)

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION - CONTINUED

December 31, 2003

	Encum- brances	Initial Cost		Costs Capitalized Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (c)					Accumulated Depreciation		Date of Con- struction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total
Waffle House
Cocoa Beach, Florida	—	183,229	192,857	—	—	183,229	192,857		376,086		90,056		1986	10/88	(b	)
Wendy’s Old Fashioned
Hamburger Restaurants:
Mechanicsville, Virginia	—	346,627	502,117	—	—	346,627	502,117		848,744		252,456		1988	12/88	(b	)
Tampa, Florida	—	530,457	432,957	—	—	530,457	432,957		963,414		216,569		1984	12/88	(b	)

		$5,583,652	$5,976,887	$1,832,243	—	$5,583,652	$7,809,130		$13,392,782		$3,824,506

Properties the Partnership has Invested in Under Direct Financing Leases:
Kentucky Fried Chicken Restaurant:
Auburn, Massachusetts	—	—	$434,947	—	—	—	(f	)	(f	)	(d	)	1986	01/89	(d	)
Pizza Hut Restaurant:
Washington, D. C.	—	—	459,543	—	—	—	(f	)	(f	)	(d	)	1986	01/89	(d	)

		—	$894,490	—	—	—

CNL INCOME FUND IV, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation during 2003, 2002 and 2001 summarized as follows:

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$14,846,793	$3,465,829
Dispositions	(1,244,394)	(464,651)
Provisions for write-down of assets	(178,817)	—
Depreciation expense	—	283,373

Balance, December 31, 2001	13,423,582	3,284,551
Depreciation expense	—	269,195

Balance, December 31, 2002	13,423,582	3,553,746
Provisions for write-down of assets (g)	(30,800)	—
Depreciation expense	—	270,760

Balance, December 31, 2003	$13,392,782	$3,824,506

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Properties owned by the Partnership’s consolidated joint ventures was $12,651,645 and $3,126,818, respectively, for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in the net investment in direct financing leases, therefore, depreciation is not applicable.

(e)	The building portion of this Property is owned by the tenant; therefore, depreciation is not applicable.

(f)	Effective January 1, 1999, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value as of January 1, 1999, and depreciated over remaining estimated life of approximately 19 years.

(g)	Due to an anticipated impairment in value, the Partnership recorded a provision for write-down of assets for the Property in Kingsville, Texas in the amount of $119,447 at December 31, 1998. The tenant of this Property experienced financial difficulties and ceased payment of rents under the terms of their lease agreement. The impairment at December 31, 1998, represented the difference between the Property’s carrying value at December 31, 1998, and its estimated fair value. During 1999, the joint venture re-leased the Property to a new tenant, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value as of January 15, 1999, and depreciated over the remaining life of approximately 19 years. During the year ended December 31, 2003, the Partnership recorded a provision for write-down of assets of $30,800 because the tenant did not exercise its option to renew its lease. The impairment represented the difference between the Property’s carrying value and its estimated fair value. The cost of land and buildings and improvements for this Property presented on this schedule is the net cost basis at which the Property was carried at December 31, 2003, including the provisions for write-down of assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND IV, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer